Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 29, 2014, in this Registration Statement on Form S-1 Amendment No. 1, with respect to the balance sheets of AntriaBio, Inc. and subsidiary as of June 30, 2014 and 2013 and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the periods then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

EKS&H LLLP

September 30, 2014

Denver, Colorado